UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 5, 2003

Boston Biomedica, Inc. (Exact Name Of Registrant As Specified In Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

0-21615	04-2652826
(Commission File Number)	(I.R.S. Employer Identification No.)

375 West Street, West Bridgewater, MA	02379-1040
(Address of Principal Executive Offices)	(Zip Code)

(508) 580-1900 (Registrant’s Telephone Number, Including Area Code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Item 4.             Changes in Registrant’s Certifying Accountant.

(b)  Engagement of New Independent Accountant.

                On November 5, 2003, the Audit Committee of the Board of Directors of Boston Biomedica, Inc. (the “Company”), engaged Weinberg & Company P.A. (“Weinberg & Company”) to act as the Company’s independent accountants for the remainder of fiscal 2003, effective immediately.

                During the fiscal years ended December 31, 2001 and December 31, 2002 and through the date hereof, neither the Company nor anyone on its behalf consulted with Weinberg & Company with respect to any matters or events, including any matters or events set forth and described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2003	BOSTON BIOMEDICA, INC.

By: /s/ Kevin W. Quinlan
Kevin W. Quinlan, President, Chief Operating Officer and Treasurer